Filed pursuant to Rule 433 under the Securities Act of 1933, as amended.

TERM SHEET SUPPLEMENT
for use with base prospectus dated August 25, 2005

                 Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                           Sponsor and Master Servicer

                  S Program Mortgage Pass-Through Certificates
                              (Issuable in Series)

The Trusts

Each RFMSI trust will be established to hold assets transferred to it by the depositor. The assets of each trust will be described in any final term sheet for the related series of certificates and will generally consist of a pool of one- to four-family residential first lien mortgage loans. The mortgage loans will be master serviced by Residential Funding Corporation.

The Certificates

The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of and the right to a specified portion of future payments on the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.
--------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY FINAL TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

                                December 15, 2005

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the prospectus and the prospectus supplement for any series. The information in this term sheet supplement is preliminary and is subject to completion or change. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this term sheet supplement, any term sheet for any series or the related base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of any class of certificates with a minimum denomination less than $100,000 to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

Each underwriter will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about any series of offered certificates in three or more separate documents that provide progressively more detail:

     o the related base prospectus which provides general information, some of which may not apply to your series of offered certificates;

     o this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's "Jumbo A" program, some of which may not apply to your series of certificates; and

     o one or more term sheets, which may describe terms applicable to the classes of the series of offered certificates described therein, may provide a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-126745.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

This term sheet supplement and any related term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have provided written or electronic notice to you expressly accepting your offer to purchase certificates. You may withdraw your offer to purchase certificates at any time prior to receipt of notice of acceptance.

The certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such certificate or any similar security and the underwriter's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuer for the applicable series and the availability of such certificate when, as and if issued by the issuer. You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the underwriter does not deliver such certificates, we or the underwriter will notify you, and none of the issuer, the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuer, the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
RISK FACTORS.............................................................    S-7
INTRODUCTION.............................................................   S-21
DESCRIPTION OF THE MORTGAGE POOL.........................................   S-21
   General...............................................................   S-21
   Primary Mortgage Insurance and Primary Hazard Insurance...............   S-24
   Residential Funding...................................................   S-24
   Servicing.............................................................   S-24
   Litigation............................................................   S-25
   Additional Information................................................   S-25
DESCRIPTION OF THE CERTIFICATES..........................................   S-25
   General...............................................................   S-25
   Book-Entry Registration of Certain of the Offered Certificates........   S-30
   Glossary of Terms.....................................................   S-31
   Interest Distributions................................................   S-42
   Determination of LIBOR................................................   S-45
   Principal Distributions on the Senior Certificates....................   S-46
   Principal Distributions on Certain Classes of Insured Certificates....   S-47
   Principal Distributions on the Class M Certificates...................   S-52
   Allocation of Losses; Subordination...................................   S-55
   Advances..............................................................   S-60
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS..............................   S-62
   General...............................................................   S-62
   Prepayment Considerations.............................................   S-62
   Allocation of Principal Payments......................................   S-64
   Realized Losses and Interest Shortfalls...............................   S-70
   Purchase Price........................................................   S-72
   Pass-Through Rates....................................................   S-72
   Floating Rate Certificate and Inverse Floating Rate Yield
      Considerations.....................................................   S-72
   Principal Only Certificate and Interest Only Certificate Yield
      Considerations.....................................................   S-73
   Class M-2 and Class M-3 Certificate Yield Considerations..............   S-75
   Additional Yield Considerations Applicable Solely to the Residual
      Certificates.......................................................   S-75
POOLING AND SERVICING AGREEMENT..........................................   S-76
   General...............................................................   S-76
   The Master Servicer...................................................   S-77
   Servicing and Other Compensation and Payment of Expenses..............   S-82
   Reports to Certificateholders.........................................   S-83
   Voting Rights.........................................................   S-83
   Termination...........................................................   S-84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................   S-85
Special Tax Considerations Applicable to Residual Certificates...........   S-87
STATE AND OTHER TAX CONSEQUENCES.........................................   S-89
USE OF PROCEEDS..........................................................   S-89
METHOD OF DISTRIBUTION...................................................   S-90
LEGAL OPINIONS...........................................................   S-91
RATINGS..................................................................   S-91
LEGAL INVESTMENT.........................................................   S-93
ERISA CONSIDERATIONS.....................................................   S-94

                                  Risk Factors

     The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your               The Servicemembers Civil Relief Act, as
certificates could be reduced    amended, or the Relief Act, provides relief to
by shortfalls due to the         borrowers who enter active military service and
Servicemembers Civil Relief      to borrowers in reserve status who are called
Act.                             to active duty after the origination of their
                                 mortgage loan. Current or future military
                                 operations of the United States may increase
                                 the number of borrowers who are in active
                                 military service, including persons in reserve
                                 status who have been called or will be called
                                 to active duty. The Relief Act provides
                                 generally that a borrower who is covered by the
                                 Relief Act may not be charged interest on a
                                 mortgage loan in excess of 6% per annum during
                                 the period of the borrower's active duty. Any
                                 resulting interest shortfalls are not required
                                 to be paid by the borrower at any future time.
                                 The master servicer for the applicable series
                                 will not be required to advance these
                                 shortfalls as delinquent payments and the
                                 shortfalls will not be covered by any form of
                                 credit enhancement on the certificates.
                                 Interest shortfalls on the mortgage loans
                                 included in the trust established for any
                                 series due to the application of the Relief Act
                                 or similar legislation or regulations will be
                                 applied to reduce the accrued interest on each
                                 interest-bearing class of certificates of that
                                 series on a pro rata basis.

                                 The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses on the mortgage loans included in the trust established for any series will be borne primarily by the class of certificates of that series with a certificate principal balance greater than zero with the lowest payment priority, other than any class of certificates of any series covered by a financial guaranty policy as and to the extent set forth in any final term sheet for that class.

                                 See the definition of Accrued Certificate
                                 Interest under the "Description of the
                                 Certificates--Glossary of Terms" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief
                                 Act" in the related base prospectus.

The return on your               Losses on mortgage loans may occur due to a
certificates may be affected     wide variety of causes, including a decline in
by losses on the mortgage        real estate values as well as adverse changes
loans in the related mortgage    in a borrower's financial condition. A decline
pool, which could occur due to   in real estate values or economic conditions
a variety of causes.             nationally or in the regions where mortgaged
                                 properties are concentrated may increase the
                                 risk of losses on the mortgage loans in the
                                 related mortgage pool.

The return on your               One risk of investing in mortgage-backed
certificates may be              securities is created by any concentration of
particularly sensitive to        the related properties in one or more
changes in real estate           geographic regions. If the regional economy or
markets in specific regions.     housing market weakens in any region having a
                                 significant concentration of properties
                                 underlying mortgage loans included in the trust
                                 established for any series, the mortgage loans
                                 in that region may experience high rates of
                                 loss and delinquency, resulting in losses to
                                 holders of the related series of certificates.
                                 A region's economic condition and housing
                                 market may be adversely affected by a variety
                                 of events, including natural disasters such as
                                 earthquakes, hurricanes, floods and eruptions,
                                 civil disturbances such as riots, by
                                 disruptions such as ongoing power outages, or
                                 terrorist actions or acts of war.

                                 Hurricanes Katrina, Rita and Wilma which struck
                                 Louisiana, Alabama, Mississippi, Texas and
                                 Florida in August, September and October 2005, may have adversely affected mortgaged properties underlying the mortgage loans included in the trust established for any series located in those states. Mortgage loans in the related mortgage pool for any series may be secured by mortgaged properties located in the federal emergency management agency
                                 ("FEMA") designated individual assistance zones and in FEMA designated public assistance areas, which include mortgaged properties in areas that were affected by the hurricanes. Residential Funding will make a representation and warranty that each mortgaged property underlying a mortgage loan included in the trust established for any series is free of damage and in good repair as of the closing date for that series. In the event that a mortgaged property underlying a mortgage loan included in the trust established for any series is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the certificates of that series in the related mortgage loan
                                 (without regard to any applicable financial guaranty insurance policy with respect to any class of insured certificates of that series), Residential Funding will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates of that series. We will not know how many mortgaged properties underlying the mortgage loans included in the trust established for any series will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool for that series will be affected.

                                 See "Description of the Mortgage Pool" in this term sheet supplement.

The return on your               Except as is otherwise set forth in any final
certificates will be reduced     term sheet for a class of certificates, the
if losses exceed the credit      only credit enhancement for any class of senior
enhancement available to your    certificates of any series will be the
certificates.                    subordination provided by the Class M and Class
                                 B Certificates of that series (and with respect
                                 to any class of super senior certificates, the
                                 subordination provided by the related class or
                                 classes of senior support certificates, and
                                 with respect to any class of insured
                                 certificates of any series, the credit
                                 enhancement provided by the financial guaranty
                                 insurance policy and any applicable reserve
                                 fund as and to the extent set forth in any
                                 final term sheet for that class). The only
                                 credit enhancement for any Class M Certificates
                                 of any series will be the subordination
                                 provided by the Class B Certificates and any
                                 class of Class M Certificates, if any, with a
                                 lower payment priority than that class. You
                                 should also be aware that the credit
                                 enhancement provided for some types of losses
                                 may be limited.

                                 See "Description of the Certificates--
                                 Allocation of Losses; Subordination" in this term sheet supplement.

The value of your                If the performance of the mortgage loans
certificates may be              included in the trust established for any
reduced if losses are higher     series is substantially worse than assumed by
than expected.                   the rating agencies rating any class of
                                 certificates of that series, the ratings of any
                                 class of those certificates may be lowered in
                                 the future. This would probably reduce the
                                 value of those certificates. None of the
                                 depositor, the master servicer nor any other
                                 entity will have any obligation to supplement
                                 any credit enhancement, or to take any other
                                 action to maintain any rating of the
                                 certificates.

Some of the mortgage             A portion of the mortgage loans included in the
loans have an initial            trust established for any series may have
interest-only period,            initial interest only periods of varying
which may increase the           duration. During this period, the payment made
risk of loss and                 by the related borrower will be less than it
delinquency on these mortgage    would be if the mortgage loan amortized. In
loans.                           addition, the mortgage loan balance will not be
                                 reduced by the principal portion of scheduled
                                 monthly payments during this period. As a
                                 result, no principal payments will be made to
                                 the certificates of the related series from
                                 mortgage loans of this nature during their
                                 interest-only period, except in the case of a
                                 prepayment.

                                 After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                 Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. There may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the loss, delinquency and prepayment experience of these mortgage loans.

Limited Obligations

Payments on the                  The certificates offered in each series will
mortgage loans in the related    represent interests only in the trust
mortgage pool are the            established for that series. The certificates
primary source of                do not represent an ownership interest in or
payments on your certificates.   obligation of the depositor, the master
                                 servicer or any of their affiliates. If
                                 proceeds from the assets of the trust
                                 established for any series of certificates are
                                 not sufficient to make all payments provided
                                 for under the pooling and servicing agreement
                                 for that series, investors will have no
                                 recourse to the depositor, the master servicer
                                 or any other entity, and will incur losses.
                                 Additional credit enhancement will be provided
                                 for any class of insured certificates of any
                                 series by the applicable financial guaranty
                                 insurance policy and any applicable reserve
                                 fund as and to the extent set forth in any
                                 final term sheet for that class.

Liquidity Risks

You may have to hold             A secondary market for your certificates may
your certificates to             not develop. Even if a secondary market does
maturity if their                develop, it may not continue or it may be
marketability is limited.        illiquid. Neither the underwriters for the
                                 related series nor any other person will have
                                 any obligation to make a secondary market in
                                 your certificates, and you generally have no
                                 right to request redemption of your
                                 certificates. Illiquidity means you may not be
                                 able to find a buyer to buy your securities
                                 readily or at prices that will enable you to
                                 realize a desired yield. Illiquidity can have a
                                 severe adverse effect on the market value of
                                 your certificates.

                                 Any class of offered certificates may
                                 experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy proceedings           The transfer of the mortgage loans from any
could delay or reduce            applicable seller to the depositor will be
distributions on the             intended by the parties to be and will be
certificates.                    documented as a sale. However, if any seller
                                 were to become bankrupt, a trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the applicable mortgage loans as a loan
                                 secured by those mortgage loans or to
                                 consolidate those mortgage loans with the
                                 assets of that seller. Any such attempt could
                                 result in a delay in or reduction of
                                 collections on the mortgage loans included in
                                 the trust established for any series available
                                 to make payments on the certificates of that
                                 series.

Special Yield and Prepayment Considerations

The yield on your                The yield to maturity on each class of offered
certificates will vary           certificates of any series will depend on a
depending on various             variety of factors, including:
factors.

                                      o    the rate and timing of principal
                                           payments on the mortgage loans
                                           included in the trust established for
                                           that series, including prepayments,
                                           defaults and liquidations, and
                                           repurchases due to breaches of
                                           representations or warranties;

                                      o    the allocation of principal payments
                                           on the mortgage loans in the related
                                           mortgage pool among the various
                                           classes of offered certificates
                                           included in that series;

                                      o    realized losses and interest
                                           shortfalls on the mortgage loans in
                                           the related mortgage pool;

                                      o    the pass-through rate for that class;
                                           and

                                      o    the purchase price of that class.

                                 The rate of prepayments is one of the most important and least predictable of these factors.

                                 In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the   Since mortgagors, in most cases, can prepay
mortgage loans will vary         their mortgage loans at any time, the rate and
depending on future market       timing of principal distributions on the
conditions and other factors.    offered certificates are highly uncertain and
                                 are dependent upon a wide variety of factors,
                                 including general economic conditions, interest
                                 rates, the availability of alternative
                                 financing and homeowner mobility. Generally,
                                 when market interest rates increase, borrowers
                                 are less likely to prepay their mortgage loans.
                                 This could result in a slower return of
                                 principal to you at a time when you might have
                                 been able to reinvest your funds at a higher
                                 rate of interest than the pass-through rate on
                                 your class of certificates. On the other hand,
                                 when market interest rates decrease, borrowers
                                 are generally more likely to prepay their
                                 mortgage loans. This could result in a faster
                                 return of principal to you at a time when you
                                 might not be able to reinvest your funds at an
                                 interest rate as high as the pass-through rate
                                 on your class of certificates.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.
                                 These refinancing programs may be offered by the master servicer, any subservicer, the depositor or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                 See "Certain Yield and Prepayment
                                 Considerations-- Prepayment Considerations" in this term sheet supplement and "Maturity and Prepayment Considerations" in the related base prospectus.

The recording of mortgages in    The mortgages or assignments of mortgage for
the name of MERS may affect      all or a portion of the mortgage loans included
the yield on the certificates.   in the trust established for any series may
                                 have been or may be recorded in the name of
                                 Mortgage Electronic Registration Systems, Inc.,
                                 or MERS, solely as nominee for the originator
                                 and its successors and assigns. Subsequent
                                 assignments of those mortgages are registered
                                 electronically through the MERS(R) System.
                                 However, if MERS discontinues the MERS(R)
                                 System and it becomes necessary to record an
                                 assignment of the mortgage to the trustee for
                                 any series, then any related expenses shall be

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
                                 paid by the related trust and will reduce the amount available to pay principal of and interest on the certificates included in that series with certificate principal balances greater than zero with the lowest payment priorities.

                                 The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                 For additional information regarding MERS and the MERS(R) System, see "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

Specific Risk Factors Applicable To Some Classes Of Certificates

The yield on your certificates   The offered certificates of each class included
will be affected by the          in a series will have different yield
specific terms that apply to     considerations and different sensitivities to
that class, discussed below.     the rate and timing of principal distributions,
                                 as more fully described in this term sheet
                                 supplement and any final term sheet for any
                                 class of any series. A description of the
                                 categories of certificates that may be included
                                 in any series is set forth under "Description
                                 of the Certificates--General" in this term
                                 sheet supplement, and the following is a
                                 general discussion of yield considerations and
                                 prepayment sensitivities of some of the
                                 categories of certificates that may be included
                                 in any series.

                                 See "Certain Yield and Prepayment
                                 Considerations" in this term sheet supplement."

Class A Certificates             The Class A Certificates of any series, other
                                 than any interest only certificates, may be
                                 subject to various priorities for payment of
                                 principal. Distributions of principal on the
                                 Class A Certificates of any series entitled to
                                 principal distributions with an earlier
                                 priority of payment will be affected by the
                                 rates of prepayment of the related mortgage
                                 loans early in the life of the related

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
                                 mortgage pool. Those classes of Class A
                                 Certificates of any series entitled to
                                 principal distributions with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by any applicable credit enhancement.

                                 See "Description of the Certificates -
                                 Principal Distributions on the Senior
                                 Certificates" in this term sheet supplement.

Class A-P Certificates           The Class A-P Certificates of any series will
                                 receive a portion of the principal payments
                                 only on the mortgage loans included in the
                                 trust established for that series that have net
                                 mortgage rates lower than the discount mortgage
                                 rate set forth in any final term sheet for that
                                 series. Therefore, the yield on the Class A-P
                                 Certificates included in any series will be
                                 extremely sensitive to the rate and timing of
                                 principal prepayments and defaults on the
                                 mortgage loans in the related mortgage pool
                                 that have net mortgage rates lower than the
                                 specified discount mortgage rate.

                                 Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans in a series that have net mortgage rates lower than the specified discount mortgage rate occur at a rate slower than an investor assumed at the time of purchase, the investor's yield in the Class A-P Certificates will be adversely affected.

Class A-V Certificates           The Class A-V Certificates of any series will
                                 receive a portion of the interest payments only
                                 from mortgage loans included in the trust
                                 established for that series that have net
                                 mortgage rates higher than the discount
                                 mortgage rate set forth in any final term sheet
                                 for that series. Therefore, the yield on the
                                 Class A-V Certificates included in any series
                                 will be extremely sensitive to the rate and
                                 timing of principal prepayments and defaults on
                                 the mortgage loans in the related mortgage pool
                                 that have net mortgage rates higher than the
                                 specified discount mortgage rate.

                                 Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage


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
                                 rates. If the mortgage loans in a series that have net mortgage rates higher than the specified discount mortgage rate are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class A-V Certificates will be adversely affected. Investors in the Class A-V
                                 Certificates included in any series should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than the specified discount mortgage rate for that series could result in the failure of such investors to fully recover their investments.

Class M Certificates and Class   The yield to investors in any class of the
B Certificates                   Class M and Class B Certificates of any series
                                 will be sensitive to the rate and timing of
                                 losses on the mortgage loans included in the
                                 trust established for that series, if those
                                 losses are not covered by a more subordinate
                                 class of Class M or Class B Certificates of
                                 that series.

                                 It is not expected that a class of Class M or Class B Certificates included in any series will receive any distributions of principal prepayments on the mortgage loans in the related mortgage pool for the first five years after the closing date for that series unless the aggregate certificate principal balance of the senior certificates included in that series has been reduced to zero during that period.
                                 After this initial period, all or a
                                 disproportionately large portion of principal prepayments on the mortgage loans in the related mortgage pool may be allocated to the senior certificates of that series as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans in the related mortgage pool may be paid to the holders of the Class M and Class B Certificates unless the aggregate certificate principal balance of the senior certificates included in that series has been reduced to zero. As a result, the weighted average lives of the Class
                                 M Certificates or the Class B Certificates included in any series may be longer than would otherwise be the case.

Accrual Certificates and         Because accrual certificates are not entitled
Partial Accrual Certificates     to receive any distributions of interest for
                                 some period of time and partial accrual
                                 certificates are entitled to smaller
                                 distributions of interest that are based on
                                 only a portion of the certificate principal
                                 balance of that class, accrual certificates and
                                 partial accrual certificates of any series will
                                 likely experience significant price and yield
                                 volatility. Investors

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
                                 should consider whether this volatility is suitable to their investment needs.

Companion Certificates           A class of companion certificates of any series
                                 may receive small or large distributions of
                                 principal on each distribution date to the
                                 extent necessary to stabilize principal
                                 distributions to one or more classes of planned
                                 principal classes, targeted principal classes
                                 or scheduled principal classes of that series.
                                 Due to the companion nature of these classes of
                                 certificates, these certificates will likely
                                 experience price and yield volatility.
                                 Investors in a class of companion certificates
                                 should consider whether this volatility is
                                 suitable to their investment needs.

Component Certificates           A class of component certificates of any series
                                 may consist of components with different
                                 principal and interest payment characteristics.
                                 As each component of a class of component
                                 certificates may be identified as falling into
                                 one or more of the categories set forth under
                                 "Description of the Certificates--General" in
                                 this term sheet supplement, that class of
                                 component certificates may bear the risks,
                                 including the price and yield volatility,
                                 associated with the categories of certificates
                                 described in these risk factors to the extent
                                 of each applicable component. Investors in a
                                 class of component certificates should consider
                                 whether the risks and volatility associated
                                 with any component of that class is suitable to
                                 their investment needs.

Floating Rate Certificates and   The interest rate on any class of floating rate
Inverse Floating Rate            certificates included in any series will vary
Certificates                     in accordance with the applicable interest rate
                                 index set forth in any final term sheet for
                                 that class. The interest rate on any class of
                                 inverse floating rate certificates included in
                                 any series will vary inversely with the
                                 applicable interest rate index set forth in any
                                 final term sheet for that class. Therefore, the
                                 yield to investors on any class of floating
                                 rate certificates or inverse floating rate
                                 certificates will be extremely sensitive to
                                 fluctuations of the applicable interest rate
                                 index.

Insured Certificates             Investors in any class of insured certificates
                                 of any series should be aware that payments of
                                 principal on those certificates may be
                                 allocated according to a random lot procedure,
                                 to the extent set forth in any final term sheet
                                 for that class of insured certificates of that
                                 series. Therefore it is highly uncertain that
                                 payments will be made to any

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
                                 investor in those certificates on the date desired by that investor.

                                 In addition, any class of insured certificates of any series may be subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these certificates, to the extent set forth in any final term sheet for that class of insured certificates of that series. Insured certificates subject to these procedures, practices and limitations may not be an appropriate investment for you if you require distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase insured certificates subject to these procedures, practices and limitations, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

                                 See "Principal Distributions on Certain Classes of Insured Certificates" in this term sheet supplement.

                                 Investors in a class of insured certificates of any series should be aware that the related financial guaranty insurance policy will not cover interest shortfalls attributable to prepayments or interest shortfalls related to Relief Act reductions on the related mortgage loans, except as is otherwise set forth in any final term sheet for that class of insured certificates of that series.

Interest Only Certificates       A class of interest only certificates included
                                 in any series will not be entitled to principal
                                 distributions and will receive interest
                                 distributions based on a notional amount,
                                 which, other than with respect to any Class A-V
                                 Certificates, may be based on all or a portion
                                 of the certificate principal balance of one or
                                 more classes of certificates included in the
                                 related series. Investors in a class of
                                 interest only certificates should be aware that
                                 the yield on that class will be extremely
                                 sensitive to the rate and timing of principal
                                 payments on the related class or classes of
                                 certificates, and that rate may fluctuate
                                 significantly over time. A faster than expected
                                 rate of principal payments on the related class
                                 or classes of certificates will have an adverse
                                 effect on the yield to investors in a class of
                                 interest only certificates and could result in
                                 their failure to fully recover their initial
                                 investments.

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
Lockout Certificates             As described in any final term sheet for that
                                 class of lockout certificates of any series, a
                                 class of certificates may not receive
                                 distributions of principal prepayments on the
                                 related mortgage loans for a period of time
                                 and, as described in my final term sheet for
                                 that class of certificates, may not be expected
                                 to receive distributions of scheduled principal
                                 payments on the related mortgage loans for a
                                 period of time. After the expiration of the
                                 initial period, such certificates may receive a
                                 distribution of principal prepayments on the
                                 related mortgage loans that is smaller than
                                 that class's pro rata share and, as described
                                 in any final term sheet for that class of
                                 certificates, may receive a distribution of
                                 scheduled principal payments on the related
                                 mortgage loans that is smaller than that
                                 class's pro rata share.

Planned Principal Certificates   Based on the structuring assumptions described
or PACs                          in any final term sheet for that class, any
                                 class of planned principal certificates
                                 included in any series will be structured so
                                 that principal payments will be made in
                                 accordance with a schedule related to that
                                 class, but only if the mortgage loans included
                                 in the trust established for that series prepay
                                 at a constant rate within a specified range. If
                                 prepayments on the mortgage loans in the
                                 related mortgage pool occur at a rate below
                                 that range, the weighted average lives of that
                                 class of planned principal certificates may be
                                 extended. On the other hand, if prepayments on
                                 the mortgage loans occur at a rate above that
                                 range, the weighted average lives of that class
                                 of planned principal certificates may be
                                 reduced.

Principal Only Certificates      A class of principal only certificates included
                                 in any series is not entitled to receive
                                 distributions of interest. Investors in a
                                 principal only certificate should be aware that
                                 if prepayments of principal on the mortgage
                                 loans included in the trust established for
                                 that series and distributed to that class occur
                                 at a rate slower than an investor assumed at
                                 the time of purchase, the investor's yield will
                                 be lower than anticipated.

Scheduled Principal              Based on the structuring assumptions described
Certificates                     in any final term sheet for that class, any
                                 class of scheduled principal certificates
                                 included in any series will be structured so
                                 that principal payments will be made in
                                 accordance with a schedule related to that
                                 class, but only if the mortgage loans included
                                 in the trust established for that series prepay
                                 at the rate or rates assumed in developing the
                                 applicable

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
                                 schedule. If prepayments on the mortgage loans in the related mortgage pool occur at a rate below the assumed rate or rates, the weighted average lives of that class of scheduled principal certificates may be extended. On the other hand, if prepayments on the mortgage loans in the related mortgage pool occur at a rate above the assumed rate or rates, the weighted average lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates      Investors in a class of senior support
                                 certificates of any series should be aware that
                                 all or a portion of losses on the mortgage
                                 loans included in the trust established for
                                 that series otherwise allocable to the related
                                 class or classes of super senior certificates
                                 will be allocated to that class of senior
                                 support certificates as and to the extent set
                                 forth in any final term sheet for that class.
                                 Therefore, the yield to maturity on that class
                                 of senior support certificates will be
                                 extremely sensitive to losses otherwise
                                 allocable to the related class or classes of
                                 super senior certificates.

Targeted Principal               Based on the structuring assumptions described
Certificates or TACs             in any final term sheet for that class, any
                                 class of targeted principal certificates of any
                                 series is structured so that principal payments
                                 on the mortgage loans included in the trust
                                 established for that series will be made in
                                 accordance with a schedule related to that
                                 class, but only if the mortgage loans in the
                                 related mortgage pool prepay at the constant
                                 rate assumed in establishing the related
                                 schedule. If prepayments on the mortgage loans
                                 in the related mortgage pool occur at a rate
                                 below that rate, the weighted average lives of
                                 that class of targeted principal certificates
                                 may be extended. On the other hand, if
                                 prepayments on the mortgage loans in the
                                 related mortgage pool occur at a rate above
                                 that rate, the weighted average lives of that
                                 class of targeted principal certificates may be
                                 reduced.

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                                  Introduction

     The depositor will establish a trust with respect to each series on the closing date for that series, under a series supplement, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of May 1, 2005, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans secured by first liens on one- to four-family residential properties.

     Some capitalized terms used in this term sheet supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                        Description of the Mortgage Pool

General

     The mortgage pool for each series will consist of mortgage loans with an aggregate principal balance outstanding, and having other characteristics that conform to the stipulations set forth in any final term sheet for that series. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties or an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool for each series will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification, or of not more than 15 years from the date of origination or modification to the extent set forth in any final term sheet for that series.

     All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor through its affiliate, Residential Funding or HomeComings Financial Network, Inc., or HomeComings, a wholly-owned subsidiary of Residential Funding, from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus, or affiliated sellers.

     The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans (without regard to any applicable financial guaranty insurance policy for any class of that series). However, neither the depositor nor Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of that breach also constitutes fraud in the origination of such affected mortgage loan. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the certificateholders of that series will be the limited representations and warranties made by Residential Funding and the depositor described in this paragraph. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

     A limited amount of losses on mortgage loans included in the trust established for any series as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates of that series as described in this term sheet supplement under "Description of the Certificates--Allocation of Losses; Subordination," and, subject to any applicable limitations, all such losses allocated to a class of Insured Certificates of any series will be covered by the applicable financial guaranty insurance policy.

     Certain aspects of Cooperative Loans that may be included in the trust established for any series differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the related base prospectus.

     The original mortgages for many of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS, see "Certain Yield and Prepayment Considerations--General" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

     A portion of the mortgage loans included in the trust established for any series may be subject to the Homeownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in the trust established for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.


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     A portion of the mortgage loans included in the trust established for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this term sheet supplement.

     A portion of the mortgage loans included in the trust established for any series may be Buy-Down Mortgage Loans, mortgage loans that will provide for deferred interest or negative amortization, and/or mortgage loans that have been made to an international borrower.

     Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor's Credit Score would not be lower if obtained as of the date of issuance of a series of certificates.

     A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See

"Certain Yield and Prepayment Considerations" in this term sheet supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

Primary Mortgage Insurance and Primary Hazard Insurance

     Subject to limited exceptions, each of the mortgage loans included in the trust established for any series generally will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. Subject to limited exceptions, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

     All of the primary insurance policies on the mortgage loans included in the trust established for any series were or will be issued by insurers having a claim paying ability, as of the cut-off date for that series, acceptable to the rating agencies for that series. The insurers may include but are not limited to one or more of Radian F/K/A Commonwealth, Triad Guaranty, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Co., United Guaranty Residential Ins. Co. and General Electric Mortgage Insurance Company, which, collectively, are referred to herein as the primary insurers. However, there is no assurance as to the actual ability of any of the primary insurers to pay claims. See "Insurance Policies on Mortgage Loans" in the related base prospectus.

Residential Funding

     Residential Funding will be responsible for master servicing the mortgage loans. Master servicing responsibilities include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

Servicing

     It is expected that a portion of the mortgage loans included in the trust established for any series will be subserviced by HomeComings Financial Network, Inc., a wholly owned subsidiary of Residential Funding. HomeComings Financial Network, Inc.'s servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

     In addition, the mortgage loans included in the trust established for any series may be subserviced by one or more unaffiliated servicers that may subservice a significant portion of the mortgage loans included in the trust established for that series.

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Litigation

     Residential Funding and HomeComings are parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Except as may be set forth in any final term sheet for that series, it is the opinion of Residential Funding and HomeComings that the eventual outcome of any currently pending legal proceedings will not have a material adverse effect on their ability to perform their obligations in relation to the trust or the mortgage loans related to any series. However, no assurance can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or HomeComings.

Additional Information

     A current report on Form 8-K will be available to purchasers of the offered certificates of any series and will be filed, together with the pooling and servicing agreement for that series, including any applicable financial guaranty insurance policy for that series which will be attached as an exhibit to the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates of that series.

                         Description of the Certificates

General

     Certificates of each series will include the following classes of certificates, referred to herein as the Senior Certificates:

     o    One or more classes of Class A Certificates, or the Class A
          Certificates;

     o    One or more classes of Class A-P Certificates;

     o One or more classes of Class A-V Certificates, or the Variable Strip Certificates;

     o    One or more classes of Class R Certificates, or the Residual
          Certificates;

     In addition to the Senior Certificates, except as is otherwise set forth in any final term sheet for that series, each series of certificates will include the following classes of subordinate certificates:

     o    Class M-1 Certificates;

     o    Class M-2 Certificates;

     o Class M-3 Certificates, and together with the Class M-1 Certificates and the Class M-2 Certificates, the Class M Certificates;

     o    Class B-1 Certificates;

     o    Class B-2 Certificates; and

     o Class B-3 Certificates, and together with the Class B-1 Certificates and the Class B-2 Certificates, the Class B Certificates.

     Only the Senior Certificates and the Class M Certificates of any series are offered hereby. See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

     The offered certificates of any series may consist of any one or a combination of the following categories of certificates:

Accretion Directed
Certificates..................   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying pool of mortgage loans.

Accrual Certificates..........   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 certificate principal balance of the class on
                                 each applicable distribution date. The
                                 accretion may continue until some specified
                                 event has occurred or until the accrual class
                                 is retired.

Companion Certificates........   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on any related specified planned
                                 principal classes, targeted principal classes
                                 or scheduled principal classes.

Component Certificates........   A class consisting of "components." The
                                 components of a class of component certificates
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component certificates may be identified as
                                 falling into one or more of the categories
                                 described herein.

Floating Rate Certificates....   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Insured Certificates..........   A class with respect to which all or a portion
                                 of the distributions of principal and/or
                                 interest are insured under one or more
                                 financial guaranty insurance policies.

Interest Only Certificates....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Inverse Floating Rate
Certificates..................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Lockout Certificates..........   A class that, for the period of time specified
                                 in any final term sheet for the applicable
                                 series, generally will not receive (in other
                                 words, is locked out of) (1) principal
                                 prepayments on the underlying pool of mortgage
                                 loans for that series that are allocated
                                 disproportionately to the senior certificates
                                 of that series because of the shifting interest
                                 structure of the certificates in the trust
                                 and/or (2) scheduled principal payments on the
                                 underlying pool of mortgage loans for that
                                 series, as specified in any final term sheet
                                 for that series. During the lock-out period,
                                 the portion of the principal distributions on
                                 the underlying pool of mortgage loans for that
                                 series that the lockout class is locked out of
                                 will be distributed to the other classes of
                                 senior certificates of that series.

Partial Accrual
Certificates..................   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the certificate principal balance of
                                 the class on each applicable distribution date,
                                 with the remainder of the accrued interest to
                                 be distributed currently as interest on the
                                 class. The accretion may continue until a
                                 specified event has occurred or until the
                                 partial accrual class is retired.

Principal Only Certificates...   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Planned Principal Certificates
or PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 pool of assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and

                                 different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal
Certificates..................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying pool of mortgage loans. These
                                 two rates are the endpoints for the
                                 "structuring range" for the scheduled principal
                                 class.

Senior Support Certificates...   A class that absorbs some or all of the
                                 realized losses that would otherwise be
                                 allocated to a super senior class after the
                                 related classes of Class M and Class B
                                 Certificates are no longer outstanding.

Sequential Pay Certificates...   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of certificates may be identified as a
                                 sequential pay class.

Super Senior Certificates.....   A class that will not bear its proportionate
                                 share of some or all realized losses as its
                                 share is directed to another class, referred to
                                 as the "senior support class" until the
                                 certificate principal balance of the related
                                 senior support class is reduced to zero.

Targeted Principal
Certificates or TACs..........   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 pool of mortgage loans.

Variable Rate Certificates....   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

     The certificates of any series will evidence the entire beneficial ownership interest in the related trust. For any series, the trust will consist of:

     o    the mortgage loans transferred to that trust;

     o with respect to any class of Insured Certificates of that series, any applicable reserve fund and any applicable rounding account;

     o the assets that are from time to time identified as deposited in respect of the mortgage loans transferred to that trust in the Custodial Account and in the Certificate Account and belonging to the trust;

     o property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

     o any applicable primary insurance policies and primary hazard insurance policies; and

     o    all proceeds of any of the foregoing.

     Except as is otherwise set forth in any final term sheet for any applicable class of certificates of any series, the Senior Certificates, other than the Residual Certificates, and the Class M Certificates for each series will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. Except as is otherwise set forth in any final term sheet for of any applicable class of certificates of any series, the DTC registered certificates for each series will be issued in minimum denominations of: $100,000, in the case of the Class A and Class M-1 Certificates of each series, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates of each series, and, in each case, integral multiples of $1 in excess thereof; $1,000 and integral multiples of $1,000 in excess thereof, in the case of Insured Certificates of that series; and an initial notional amount of $2,000,000, and integral multiples of $1 in excess thereof in the case of any class of Interest Only Certificates of that series. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Residual Certificate of each class of Residual Certificates for any series as otherwise described in this term sheet supplement under "Material Federal Income Tax Consequences."

     The DTC registered certificates of any series will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this term sheet supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

     o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

     o all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of Certain of the Offered Certificates

     General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the applicable pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make bookentry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive certificates for any series will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the related base prospectus under "Description of the Certificates--Form of Certificates." Additionally, after the occurrence of an event of default under the pooling and servicing agreement for any series, any beneficial owner of DTC registered certificates of that series that is materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

     Upon the occurrence of an event described in the related base prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," or described in the preceding paragraph, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     For additional information regarding DTC, and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the related base prospectus.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

     Accretion Directed Certificates--For any series, any class of Class A Certificates that are categorized as Accretion Directed Certificates in any final term sheet for that class of certificates.

     Accretion Termination Date--For any series, the earlier of (a) the distribution date on which the aggregate Certificate Principal Balance of the Accretion Directed Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date for that series.

     Accrual Certificates--For any series, any class of Class A Certificates that are categorized as Accrual Certificates in any final term sheet for that class of certificates.

     Accrual Distribution Amount--With respect to each distribution date preceding the Accretion Termination Date and any specified class or classes of Accrual Certificates of any series, an amount equal to the aggregate amount of Accrued Certificate Interest on such class or classes Accrual Certificates for that date which will be added to the Certificate Principal Balance thereof, and distributed in the manner described under "Principal Distributions on the Senior Certificates" to the holders of the related class or classes of Accretion Directed Certificates of that series as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Accrual Distribution Amount for any specified classes or classes of Accrual Certificates to the related class or classes of Accretion Directed Certificates will reduce the Certificate Principal Balances of such related class or classes of certificates by that amount. The amount that is added to the Certificate Principal Balances of any class of Accrual Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion Termination Date for any series, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of the related class of certificates, as interest.

     Accrued Certificate Interest--With respect to any distribution date and any class of offered certificates of any series, an amount equal to (a) in the case of each class of offered certificates of that series, other than any Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates of that series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls on the mortgage loans included in the trust established for that series, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates for that series, by the subordination provided by the related Class B Certificates and Class M Certificates and, only with respect to any class of Insured Certificates of any series, by any applicable reserve fund and the additional credit enhancement provided by the applicable financial guaranty insurance policy for interest shortfalls other than Prepayment Interest Shortfalls or interest shortfalls due to application of the Relief Act, after depletion of any subordination, and, with respect to the Class M Certificates, to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall on the mortgage loans included in the trust established for that series to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the Certificates-Interest Distributions";

          (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the mortgage loans included in the trust established for that series not allocated through subordination;

          (iii) the interest portion of any Advances that were made with respect to delinquencies on the mortgage loans included in the trust established for that series that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

          (iv) any other interest shortfalls on the mortgage loans included in the trust established for that series not covered by the subordination provided by the related Class M Certificates or Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

     Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class A Certificates (other than any Principal Only Certificates) and the Class M Certificates of any series, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the mortgage loans included in the trust established for that series, if any, as described below under "-Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates of any series (other than any Principal Only Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Advance--With respect to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

     Available Distribution Amount--With respect to any distribution date and any series, an amount equal to the aggregate of:

     o the aggregate amount of scheduled payments on the mortgage loans included in the trust established for that series due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees and payment of any premium and to the applicable Certificate Insurer with respect to any financial guaranty insurance policy related to that series;

     o all unscheduled payments on the mortgage loans included in the trust established for that series, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for these mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

     o all Advances on the mortgage loans included in the trust established for that series made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

     In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans included in the trust established for that series, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet supplement under "-Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

     Capitalization Reimbursement Amount--With respect to any distribution date and any series, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans included in the trust established for that series during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related mortgage pool.

     Capitalization Reimbursement Shortfall Amount--With respect to any distribution date and any series, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans included in the trust established for that series during the preceding calendar month exceeds the amount of principal payments on the mortgage loans in the related mortgage pool included in the Available Distribution Amount for that series or distribution date.

     Certificate Principal Balance--With respect to any offered certificate of any series, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of (x) the initial Certificate Principal Balance of that certificate and (y) in the case of any class of Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of that class of Accrual Certificates on each distribution date prior to the applicable Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, provided that, after the Certificate Principal Balances of the Class B Certificates for any series have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates for that series outstanding with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, on the mortgage loans included in the trust established for that series have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries thereon not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans in the related mortgage pool.

     Class A-P Collection Shortfall--With respect to each Final Disposition of a Discount Mortgage Loan included in the trust established for any series in connection with each distribution date or any prior distribution date, the extent that (1) the amount included under clause (iii) of the definition of Class A-P Principal Distribution Amount for that distribution date for that series is less than (2) the amount described in (a) under clause (iii) of the definition of Class A-P Principal Distribution Amount for that series. Notwithstanding any other provision of this term sheet supplement, any distribution relating to any Class A-P Collection Shortfall for any series, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates of that series, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-2 Certificates and Class B-1 Certificates of that series, in that order, and (ii) second, the Class M Certificates of that series, in each case in reverse order of their payment priority.

     Class A-P Principal Distribution Amount--With respect to any distribution date and any series, a distribution allocable to principal made to holders of the Class A-P Certificates of that series from the Available Distribution Amount remaining after the Senior Interest Distribution Amount, other than any Accrual Distribution Amount, for that series is distributed, equal to the aggregate of:

          (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan included in the trust established for that series due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses for that series are in excess of the applicable Bankruptcy Amount;

          (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan included in the trust established for that series, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement for that series, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

          (iii) in connection with the Final Disposition of a Discount Mortgage Loan included in the trust established for that series that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses for that series, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

          (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

          (v) an amount equal to the aggregate of the Class A-P Collection Shortfalls for that series for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds on any distribution date; minus

          (vi) the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for that series for such distribution date, if any, related to each Discount Mortgage Loan included in the related mortgage pool.

Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount with respect to any distribution date will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans included in the related mortgage pool minus the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan.

     Class M Percentage--With respect to the Class M-1, Class M-2 and Class M-3 Certificates for any series and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan for that series, immediately prior to that distribution date.

     Credit Support Depletion Date--For any series, the first distribution date on which the Senior Percentage equals 100%.

     Deceased Holder--For any series with a class of Random Lot Insured Certificates, a beneficial owner of a Random Lot Insured Certificate of that class who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

     Discount Fraction--With respect to each Discount Mortgage Loan included in the trust established for any series, a fraction, expressed as a percentage, the numerator of which is the Discount Mortgage Rate for that series minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is the Discount Mortgage Rate for that series. The Class A-P Certificates of any series will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans included in the trust established for that series.

     Discount Mortgage Loan--For any series, any mortgage loan with a Net Mortgage Rate less than the Discount Mortgage Rate for that series.

     Discount Mortgage Rate--For any series, the rate set forth in any final term sheet for that series.

     Due Date--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

     Due Period--With respect to any distribution date, the calendar month in which the distribution date occurs.

     Eligible Funds--With respect to any distribution date and for any series, an amount equal to the excess of (i) the Available Distribution Amount for that series over (ii) the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal Distribution Amount"), the Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates for that series.

     Excess Bankruptcy Losses--Bankruptcy Losses on the mortgage loans included in the trust established for any series in excess of the Bankruptcy Amount for that series.

     Excess Fraud Losses--Fraud Losses on the mortgage loans included in the trust established for any series in excess of the Fraud Loss Amount for that series.

     Excess Special Hazard Losses--Special Hazard Losses on the mortgage loans included in the trust established for any series in excess of the Special Hazard Amount for that series.

     Excess Subordinate Principal Amount--For any series and with respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates of that series then outstanding is to be reduced to zero and on which Realized Losses for that series are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses for that series to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

     Final Disposition--With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     Insured Certificates--For any series, any class of certificates specified to be insured certificates in any final term sheet for that class of certificates.

     Interest Accrual Period--For any distribution date and for all classes of certificates other than any Floating Rate Certificates and any Inverse Floating Rate Certificates of any series, the calendar month preceding the month in which the distribution date occurs, and for any distribution date and for any Floating Rate Certificates and any Inverse Floating Rate Certificates of any series, the period beginning on the 25th calendar day of the month preceding the month in which such distribution date occurs and ending on the 24th day of the month in which such distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates of any series, including any Floating Rate Certificates and Inverse Floating Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans included in the trust established for that series for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

     LIBOR--For any distribution date and for any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which it is the applicable index for any such class, the arithmetic mean of the London Interbank Offered Rate quotations for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

     Interest Only Certificates--For any series, the Class A-V Certificates and any other class of Class A Certificates specified to be interest only certificates in any final term sheet for that class of certificates.

     Net Mortgage Rate--As to a mortgage loan included in the trust established for any series, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

     Non-Discount Mortgage Loan--For any series, the mortgage loans other than the Discount Mortgage Loans of that series.

     Notional Amount--With respect to any date of determination, the Notional Amount of the Class A-V Certificates for any series is equal to the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series immediately prior to that date, and the Notional Amount of any other class of Interest Only Certificates included in that series will be the notional amount set forth in any final term sheet for that class. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

     Principal Only Certificates--For any series, the Class A-P Certificates and any other class of Class A Certificates specified to be principal only certificates in any final term sheet for that class of certificates.

     Random Lot Insured Certificates--For any series, any class of Insured Certificates of that series subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the related mortgage loans, as described in this term sheet supplement and any final term sheet for that class.

     Record Date--With respect to any certificates and any distribution date, the close of business on the last business day of the preceding calendar month.

     Rounding Account--For any series with a class of Random Lot Insured Certificates, a non-interest bearing account to be established on the closing date for that series as more fully described in any final term sheet for that class.

     Senior Accelerated Distribution Percentage--For each series and with respect to any distribution date occurring during the first five years following the closing date for that series, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date for that series will be as follows:

     o with respect to any distribution date during the sixth year after the closing date for that series, the Senior Percentage for that series on that distribution date plus 70% of the Subordinate Percentage for that series on that distribution date;

     o with respect to any distribution date during the seventh year after the closing date for that series, the Senior Percentage for that series on that distribution date plus 60% of the Subordinate Percentage for that series on that distribution date;

     o with respect to any distribution date during the eighth year after the closing date for that series, the Senior Percentage for that series on that distribution date plus 40% of the Subordinate Percentage for that series on that distribution date;

     o with respect to any distribution date during the ninth year after the closing date for that series, the Senior Percentage for that series on that distribution date plus 20% of the Subordinate Percentage for that series on that distribution date; and

     o with respect to any distribution date for that series thereafter, the Senior Percentage for that series on that distribution date.

If on any distribution date for that series the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that series on that distribution date will once again equal 100%.

     Any scheduled reduction to the Senior Accelerated Distribution Percentage for any series shall not be made as of any distribution date unless either:

          (a)(i)(X) the outstanding principal balance of mortgage loans in the related mortgage pool delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates for that series, is less than 50% or
     (Y) the outstanding principal balance of mortgage loans in the related mortgage pool delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in the related mortgage pool averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the mortgage loans in the related mortgage pool to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date for that series, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates for that series; or

          (b)(i) the outstanding principal balance of mortgage loans in the related mortgage pool delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in the related mortgage pool averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the mortgage loans in the related mortgage pool to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date for that series, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates for that series.

     Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates of any series, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage for that series will equal 0%.

     Senior Interest Distribution Amount--For any series and with respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that series on that distribution date, including any Accrual Distribution Amount.

     Senior Percentage--For any series and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates of that series, other than the Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series, other than the Discount Fraction of the Stated Principal Balance of the Discount Mortgage Loans, immediately prior to that distribution date.

     Senior Principal Distribution Amount--For any series and with respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") have been distributed for that series and (b) the sum of:

          (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the mortgage loans included in the trust established for that series other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses on the related mortgage pool are in excess of the Bankruptcy Amount for that series;

               (2) the principal portion of all proceeds of the repurchase of a mortgage loan included in the trust established for that series or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each

          Discount Mortgage Loan, as required by the related pooling and servicing agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections on the mortgage loans included in the trust established for that series, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

          (ii) in connection with the final disposition of a mortgage loan on the mortgage loans included in the trust established for that series (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

               (1) the then-applicable Senior Percentage for that series of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

               (2) the then-applicable Senior Accelerated Distribution Percentage for that series of the related unscheduled collections on the mortgage loans included in the trust established for that series, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

          (iii) the then-applicable Senior Accelerated Distribution Percentage for that series of the aggregate of all partial mortgagor prepayments on the mortgage loans included in the trust established for that series made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

          (iv) any Excess Subordinate Principal Amount for that series on that distribution date; and

          (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates of that series; minus

          (vi) the Capitalization Reimbursement Amount for that series on such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount for that series on such distribution date, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates of that series other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

     Senior Support Certificates--For any series, any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

     Subordinate Percentage--As of any date of determination for any series, a percentage equal to 100% minus the Senior Percentage for that series as of that date.

     Subsequent Recoveries--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     Super Senior Certificates--For any series, any class of Class A Certificates of any series specified to be super senior certificates in any final term sheet for that class of certificates.

     Super Senior Optimal Percentage--For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the Credit Support Depletion Date for that series, a percentage expressed as a fraction, the numerator of which is the Certificate Principal Balance of those Super Senior Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to that distribution date.

     Super Senior Optimal Principal Distribution Amount--For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the Credit Support Depletion Date for that series and with respect to those Super Senior Certificates, an amount equal to the product of
(a) the related Super Senior Optimal Percentage and (b) the amounts described in clause (b) of the definition of Senior Principal Distribution Amount for that series.

Interest Distributions

     Holders of each class of Senior Certificates of any series other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that series on that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions, other than any Accrual Certificates of that series, and commencing on the Accretion Termination Date for that series in the case of those Accrual Certificates.

     Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that series on that distribution date after distributions of interest and principal to the Senior Certificates of that series, reimbursements for some Advances on the mortgage loans in the related mortgage pool to the master servicer and distributions of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

     As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of specified interest shortfalls on the mortgage loans in the related mortgage pool allocable thereto. However, in the event that any such interest shortfall on the related mortgage loans for any series is allocated to a class of Insured Certificates of that series, the amount of such allocated interest shortfall, subject to any applicable limitations, will be drawn under the applicable financial guaranty insurance policy for that class and distributed to the holders of that class of Insured Certificates; provided that:

          (i) no such draw will be made in respect of any such shortfall on the related mortgage loans caused by the Relief Act or similar legislation or regulations; and

          (ii) no such draw will be made in respect of any Prepayment Interest Shortfall on the related mortgage loans.

     Shortfalls described in clauses (i) and (ii) with respect to the mortgage loans included in the trust established for any series with a class of Insured Certificates may be covered by any amounts available in any applicable reserve fund for that class, if any, described in any final term sheet for that class. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy for any class of Insured Certificates of any series or if not otherwise covered by the applicable financial guaranty insurance policy, any interest shortfalls on the mortgage loans in the related mortgage pool may be allocated to that class of Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls on the mortgage loans in the related mortgage pool resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders of that series on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in the related mortgage pool immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that series on that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

     If on any distribution date the Available Distribution Amount for any series is less than Accrued Certificate Interest on the Senior Certificates of that series for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates of that series in proportion to their respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls on the mortgage loans in the related mortgage pool that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of that series entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount for that series after interest distributions as described in this term sheet supplement.

     These interest shortfalls could occur, for example, if delinquencies on the mortgage loans included in the related mortgage pool were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     Prior to the distribution date on which the Accretion Termination Date for any series with a class of Accrual Certificates occurs, interest shortfalls allocated to each class of Accrual Certificates of that series will reduce the amount that is added to the Certificate Principal Balance of that class in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this term sheet supplement. Because any interest shortfalls on the mortgage loans in the related mortgage pool allocated to a class of Accrual Certificates of any series prior to the distribution date on which the Accretion Termination Date for that series occurs will result in the Certificate Principal Balance of that class being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on that class in the future and the amount that will be available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

     The pass-through rates on all classes of offered certificates of any series will be as described in any final term sheet for a class of certificates.

     The pass-through rate on the Variable Strip Certificates of any series on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans included in the related mortgage pool immediately preceding that distribution date of the pool strip rates on each of the mortgage loans in the related mortgage pool. The pool strip rate on any mortgage loan included in the related mortgage pool is equal to its Net Mortgage Rate minus the Discount Mortgage Rate for that series, but not less than 0.00%.

     As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of certificates of any series, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

     For any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series for which LIBOR is the applicable index, LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs, except is otherwise set forth in any final term sheet for that class.

     On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period for any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index, other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of any class of Floating Rate Certificates and Inverse Floating Rate

Certificates of that series for which LIBOR is the applicable index then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

     The holders of the Senior Certificates of any series, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this term sheet supplement and any final term sheet for that series and to the extent of the portion of the Available Distribution Amount for that series remaining after the distribution of the applicable Senior Interest Distribution Amount, other than any Accrual Distribution Amount, a distribution allocable to principal equal to the sum of the Senior Principal Distribution Amount, the Accrual Distribution Amount and the Class A-P Principal Distribution Amount for that series.

     After distribution of the applicable Senior Interest Distribution Amount, other than any Accrual Distribution Amount, distributions of principal on the Senior Certificates of each series on each distribution date will be made as follows:

     (a) Prior to the occurrence of the Credit Support Depletion Date for that series:

               (1) the Class A-P Principal Distribution Amount for that series shall be distributed to the Class A-P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

               (2) any Accrual Distribution Amount for a class of Accrual Certificates of that series shall be distributed (x) first, to the related class or classes of Accretion Directed Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in accordance with the priority of payment set forth in any final term sheet for that class, and (y) second, to the related class or classes of Accrual Certificates, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

               (3) the Senior Principal Distribution Amount shall be distributed to the Class A Certificates for that series, other than any Interest Only Certificates, in the order of priority described in any final term sheet for that series;

     (b) On or after the occurrence of the Credit Support Depletion Date for any series, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates of that series will be disregarded. Instead, an amount equal to the Class A-P Principal Distribution Amount for that series will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount for that series will be distributed to the Senior Certificates of that series remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances; provided, however, that until reduction of the Certificate Principal Balance of any class or classes of Super Senior Certificates to zero, the aggregate amount distributable to any related class or classes of Senior Support Certificates and such class or classes of Super Senior Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount for that series will be distributed among those certificates in the following priority: first, to the such class or classes of Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest thereon; second, to the related class or classes of Super Senior Certificates, up to an amount equal to the related Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; third, to the related class or classes of Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the related class or classes of Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

     (c) After reduction of the Certificate Principal Balances of the Senior Certificates of any series, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date for that series, the Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount for that series will be paid solely to the holders of the Class A-P, the Class A-V, Class M and Class B Certificates, in each case as described in this term sheet supplement.

Principal Distributions on Certain Classes of Insured Certificates

     A class of Insured Certificates for any series may be subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the mortgage loans included in the trust established for that series.

     General. Beneficial owners of any class of Random Lot Insured Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of any class of Random Lot Insured Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of any class of Random Lot Insured Certificates other than Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

     Prospective certificateholders in any class of Random Lot Insured Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an Individual Insured Certificate and (ii) only to the extent that the portion of the Senior Principal Distribution Amount for the applicable series allocated to any class of Random Lot Insured Certificates on the applicable distribution date (plus any amounts available from the Rounding Account for that series) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on any class of Random Lot Insured Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of any class of Random Lot Insured Certificates by random lot, as described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

     On each distribution date on which amounts are available for distribution in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on that class of Random Lot Insured Certificates are made by withdrawing from the Rounding Account for that series the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to that class of Random Lot Insured Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on that class of Random Lot Insured Certificates are to be made, the aggregate amount allocable to that class of Random Lot Insured Certificates will be applied first to repay any funds withdrawn from the Rounding Account for that series on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account for that series and distributed in reduction of the Certificate Principal Balance of that class of Random Insured Lot Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of that class of Random Lot Insured Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of that class of Random Lot Insured Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

     Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Insured Certificates of any series, including any Realized Losses allocated to the Insured Certificates for which payment is not made under the policy, distribution in reduction of the

Certificate Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     There is no assurance that a beneficial owner of a Random Lot Insured Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on that class of Random Lot Insured Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of that class of Random Lot Insured Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RANDOM LOT INSURED CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

     Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of any class of Random Lot Insured Certificates have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of any class of Random Lot Insured Certificates until all such requests have been honored.

     Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Random Lot Insured Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to that class of Random Lot Insured Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee for that series certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the depositor, the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described herein by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Random Lot Insured Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

     In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Random Lot Insured Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Random Lot Insured Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. Any Random Lot Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Insured Certificates greater than the number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Random Lot Insured Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Random Lot Insured Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

     With respect to Random Lot Insured Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Random Lot Insured Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Insured Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

     Any beneficial owner of a Random Lot Insured Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution date.

     Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of that class of Insured Certificates on a distribution date exceed the outstanding Certificate Principal Balance of that class of Random Lot Insured Certificates with respect to which distribution requests have been received by the applicable record date, additional Random Lot Insured Certificates of that class in lots equal to Individual Insured Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the depositor, the master servicer, the related Certificate Insurer or the trustee to the beneficial owners of the Random Lot Insured Certificates of that class for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Random Lot Insured

Certificates of that class selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

Principal Distributions on the Class M Certificates

     Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for that series remaining after:

     o the sum of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for that series is distributed;

     o reimbursement is made to the master servicer for some Advances on the mortgage loans included in the trust established for that series remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

     o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates of that series having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

     o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed a distribution allocable to principal in the sum of the following:

          (i) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the mortgage loans included in the trust established for that series, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses for that series are in excess of the Bankruptcy Amount for that series;

               (2) the principal portion of all proceeds of the repurchase of a mortgage loan included in the trust established for that series or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the related pooling and servicing agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections received in respect of mortgage loans included in the trust established for that series, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

          (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates of that series then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan included in the trust established for that series, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates of that series;

          (iii) the portion of mortgagor prepayments in full on the mortgage loans included in the trust established for that series made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments on the mortgage loans in the related mortgage pool made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

          (iv) if that class is the most senior class of certificates of that series then outstanding, with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount for that series, if any, to the extent of Eligible Funds for that series; and

          (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates of that series; minus

          (vi) the Capitalization Reimbursement Amount for that series on such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause
     (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates of that series, other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount for that series.

     References in this term sheet supplement to "payment priority" of the Class M Certificates of any series refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates of any series, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of the Available Distribution Amount for that series. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates of any series have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates of that series outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement.

     All mortgagor prepayments on the mortgage loans included in the trust established for any series not otherwise distributable to the Senior Certificates of that series will be allocated on a pro rata basis among the class of Class M Certificates of that series with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of Class M Certificates and Class B Certificates of that series for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates of that series, respectively, only if the sum of the current percentage interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

     As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage for each series will be 100% during the first five years after the closing date for that series, unless the Certificate Principal Balances of the Senior Certificates of that series, other than the Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage of that series exceeds the initial Senior Percentage. Furthermore, as described in this term sheet supplement, the Senior Accelerated Distribution Percentage for each series will exceed the Senior Percentage during the sixth through ninth years following the closing date for that series, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related mortgage pool. Accordingly, each class of the Class M Certificates of any series will not be entitled to any mortgagor prepayments on the mortgage loans in the related mortgage pool for at least the first five years after the closing date for that series, unless the Certificate Principal Balances of the Senior Certificates of that series (other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this term sheet supplement.

Allocation of Losses; Subordination

     The subordination provided to the Senior Certificates of any series by the related Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the related Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans included in the trust established for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans included in the trust established for any series, which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

     o    first, to the Class B Certificates;

     o    second, to the Class M-3 Certificates;

     o    third, to the Class M-2 Certificates; and

     o    fourth, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates of that series on a pro rata basis; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series. Subject to any applicable limitations, Realized Losses on the mortgage loans included in the trust established for any series with a class of Insured Certificates that are allocated to that class of Insured Certificates will be covered by the applicable financial guaranty insurance policy.

     Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

     o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the certificates for any series below the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series; and

     o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

     In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the Senior Certificates of that series described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates of that series with a higher payment priority.

     As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders of the related series, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Servicing and Administration of Mortgage Collateral" in the related base prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the assumed final distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate. Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

     Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series, will not be affected by the servicing modification.

     Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates of that series. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

     The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates of any series, other than the Class A-P Certificates, and to each class of Class M Certificates of that series by the respective classes of certificates subordinate thereto with respect to Realized Losses on mortgage loans in the related mortgage pool allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans in the related mortgage pool. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P Certificates for any series by the Class M Certificates and Class B Certificates of that series is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal on the Discount Mortgage Loans for that series as described in this term sheet supplement. Furthermore, principal losses on the mortgage loans in the related mortgage pool that are not covered by subordination will be allocated to the Class A-P Certificates for that series only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class A-P Certificates for that series. Thus, the Senior Certificates for that series, other than the Class A-P Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates of that series, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates of that series, other than the Class A-P Certificates, as described in this term sheet supplement.

     Because the Class A-P Certificates for any series are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan included in the related mortgage pool, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates for that series could occur under some circumstances, even if that class is not the most subordinate class of certificates of that series then outstanding with a Certificate Principal Balance greater than zero.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans for any series will be allocated on a pro rata basis among the Senior Certificates, other than the Class A-P Certificates, Class M Certificates and Class B Certificates of that series. Any Realized Losses so allocated to the Senior Certificates of any series, other than the Class A-P Certificates, or the Class M Certificates or the Class B Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class A-P Certificates, or the Class M Certificates or the Class B Certificates of that series; provided,

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however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series. The principal portion of these losses on Discount Mortgage Loans in any mortgage pool will be allocated to the Class A-P Certificates of that series in an amount equal to their related Discount Fraction, and the remainder of the losses on those Discount Mortgage Loans will be allocated among the remaining certificates of that series on a pro rata basis; provided, however, that all or any portion of such losses otherwise allocable to any class or classes Super Senior Certificates of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates of any series means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans; provided that in determining the Certificate Principal Balance of any class of Accrual Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

     o    the original Certificate Principal Balance of those certificates, and

     o the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for each series, on each distribution date, holders of Senior Certificates of each series have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates of that series, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for that series. Similarly, holders of the Class M Certificates of each series have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority of that series. In addition, and except is otherwise set forth in any final term sheet for that class or those classes, holders of any class or classes of Super Senior Certificates will have a right, on each distribution date occurring on or after the Credit Support Depletion Date for that series, to that portion of the Available Distribution Amount otherwise allocable to the related class or classes of Senior Support Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

     The application of the Senior Accelerated Distribution Percentage for each series, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount for that


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series will accelerate the amortization of the Senior Certificates of that series, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans in the related mortgage pool. The Class A-P Certificates for each series will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan included in the trust established for that series. To the extent that the Senior Certificates for any series in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans in the related mortgage pool, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates of that series, the percentage interest evidenced by those Senior Certificates in that trust will be decreased, with a corresponding increase in the interest in that trust evidenced by the Class M Certificates and the Class B Certificates of that series, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the Class M Certificates and the Class B Certificates of that series collectively. In addition, if losses on the mortgage loans included in the trust established for any series exceed the amounts described in this term sheet supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates of that series in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the Class M Certificates and the Class B Certificates of that series.

     The priority of payments, including principal prepayments on the mortgage loans included in the trust established for any series, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority of that series.

     The Special Hazard Amount for any series will be an amount acceptable to each rating agency rating any class of certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses on the related mortgage pool and (B) the Adjustment Amount for that series. The Adjustment Amount will be equal to an amount calculated under the terms of the related pooling and servicing agreement.

     The Fraud Loss Amount for any series will be an amount acceptable to each rating agency rating any class of certificates of that series. As of any date of determination after the cut-off date for any series, the Fraud Loss Amount shall equal an amount calculated under the terms of the related pooling and servicing agreement.

     The Bankruptcy Amount for any series will be an amount acceptable to each rating agency rating any class of certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount will equal the excess, if


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any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date for that series and
(b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or the Class B Certificates of that series through subordination since that anniversary.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

     o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

     o    either:

     o the related mortgage loan is not in default with regard to payments due thereunder; or

     o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount for any series may be further reduced as described in the related base prospectus under "Subordination."

     Notwithstanding the foregoing, with respect to any class of Insured Certificates of any series, the related financial guaranty insurance policy, subject to any applicable limitations set forth therein, will cover the interest and principal portions of all Realized Losses on the mortgage loans included in the trust established for that series and allocated thereto. If such payments are not required to be made under the related financial guaranty insurance policy or are not made as required under the policy for any series, such Realized Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

Advances

     Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

     These Advances are required to be made on mortgage loans included the trust established for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or the Class M Certificates of that series. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized Losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage


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



loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement for any series will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

     All Advances on mortgage loans included in the trust established for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or the Class M Certificates of that series; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account for that series prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this term sheet supplement.

     The effect of these provisions on any class of the Class M Certificates of any series is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates of that series having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates of that series, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates of any series have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates of that series.

     The pooling and servicing agreement for any series will provide that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.


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                   Certain Yield and Prepayment Considerations

General

     The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

     o the rate and timing of principal payments on the mortgage loans included in the trust established for that series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

     o the allocation of principal payments among the various classes of offered certificates of that series;

     o realized losses and interest shortfalls on the mortgage loans included in the trust established for that series;

     o    the pass-through rate on the offered certificates of that series;

     o with respect to any class of Insured Certificates of that series, payments, if any, made pursuant to the related financial guaranty insurance policy;

     o    the purchase price paid for the offered certificates of that series.

     For additional considerations relating to the yield on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Prepayment Considerations

     The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the rate and timing of principal payments on the mortgage loans included in the trust established for that series. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust established for that series. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans included in the trust established for any series may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans included in the trust established for any series and the yields to investors on the certificates of that series may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in


                                      S-62





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this term sheet supplement and in the related base prospectus under "Yield
Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans included in the trust established for any series by aggregate principal balance may provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this term sheet supplement. Except as is otherwise set forth in any final term sheet for any series, the prepayment charges will not be available for distribution or the related offered certificates.

     Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

     Prepayments, liquidations and purchases of the mortgage loans included in the trust established for that series will result in distributions to holders of the offered certificates of that series of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans in the related pool. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the related base prospectus.

     Investors in the Class M Certificates of any series should also be aware that on any distribution date on which the Senior Accelerated Distribution Percentage of that series equals 100%, the Class M Certificates of that series will not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related mortgage pool for such distribution


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



date and the weighted average lives of the Class M Certificates of that series could be significantly affected thereby.

     Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement for any series generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

     The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans included in the trust established for that series will be allocated among the Senior Certificates of that series, other than the Interest Only Certificates and the Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans included in the trust established for that series will be distributed to each class of Class M Certificates of that series. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or the Class M-3 Certificates of any series is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or the Class M-3 Certificates of that series, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

     A portion of the mortgage loans included in the trust established for any series may have an initial interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates of that series from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.


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     Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

     Senior Certificates: The Senior Certificates of any series, other than the Class A-P Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this term sheet supplement any final term sheet for that series. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool for that series. The timing of commencement of principal distributions and the weighted average lives of certificates of any series with a later priority of payment will be affected by the rates of prepayment of the mortgage loans included in the trust established for that series both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates of any series with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates of that series with a shorter weighted average life because the Certificate Principal Balances of the Class M Certificates and Class B Certificates of that series could be reduced to zero before the Senior Certificates are retired.

     Accretion Directed Certificates and Accrual Certificates: Prior to the Accretion Termination Date for any series, any class or classes of Accretion Directed Certificates of that series will receive as monthly principal distributions of the related Accrual Distribution Amount in accordance with the priority of payment for these amounts set forth in any final sheet for each applicable class. Prior to the Accretion Termination Date for any series, interest shortfalls allocated to any class or classes of Accrual Certificates of that series will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related class or classes of Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of any class or classes of Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual Certificates and be available for distributions relating to principal on the related class or classes of Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

     In addition, investors in any Accrual Certificates and any Accretion Directed Certificates should be aware that the Accretion Termination Date for the applicable series may be later, or earlier, than otherwise assumed. As a result, the Accretion Termination Date for the applicable series could be different from that assumed at the time of purchase.

     Because any Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the Accretion Termination Date for the applicable series, those certificates will likely experience greater price and yield volatility than would mortgage pass-


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



through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

     Companion Certificates: Investors in any Companion Certificates of any series should be aware that the stabilization provided by that class of Companion Certificates for any related planned principal, scheduled principal or targeted principal classes of that series is sensitive to the rate of mortgagor prepayments on the mortgage loans included in the trust established for that series, and the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Any Companion Certificates of any series will generally receive monthly principal distributions from amounts included in the Senior Principal Distribution Amount for that series only after distribution of amounts sufficient to reduce the Certificate Principal Balance of the related planned principal, scheduled principal or targeted principal classes of that series to the planned, scheduled and/or targeted amount, as applicable. Due to the companion nature of any Companion Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

     Component Certificates: A class of Component Certificates of any series may consist of components with different principal and interest payment characteristics. As each component of a class of Component Certificates may be identified as falling into one or more of the categories described above in "Description of the Certificates-General", that class of Component Certificates may bear the special yield and prepayment considerations and price and yield volatility associated with the categories of certificates described in this term sheet supplement to the extent of each applicable component. Investors in a class of Component Certificates should consider whether such considerations and volatility associated with any component of that class is suitable to their investment needs.

     Insured Certificates: IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN ANY CLASS OF INSURED CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

     Investors in any class of Random Lot Insured Certificates of any series also should be aware that distributions of principal to that class of Random Lot Insured Certificates may be allocated by DTC according to a random lot procedure. Due to this random lot procedure, there can be no assurance that on any distribution date, any holder of a class of Random Lot Insured Certificates will receive a principal distribution. Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular Random Lot Insured Certificate, even if a request for distribution has been made by an investor, is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

     For these reasons, any class of Random Lot Insured Certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise predictable stream of cash payments. The timing of those distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.


                                      S-66





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     Furthermore, investors in the Insured Certificates of any series should be aware that because that class of Insured Certificates may have a later priority of payment with respect to a substantial portion of their principal payments in relation to other classes of Senior Certificates of that series, and in this case, the effect on the market value of that class of Insured Certificates of changes in market interest rates or market yields for similar securities would be greater than would be the effect of such changes on other classes of that series or Senior Certificates of that series entitled to principal distributions. Furthermore, this later payment priority would make any class of Insured Certificates particularly sensitive to the rate and timing of principal prepayments on the mortgage loans. If prepayments on the mortgage loans in the related mortgage pool occur at a higher rate than anticipated, the weighted average life of any class of Insured Certificates may be shortened. Conversely, if prepayments on the mortgage loans in the related mortgage pool occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

     Lockout Certificates: Investors in any class of Lockout Certificates of any series should be aware that, unless the Credit Support Depletion Date for that series has occurred, that class of Lockout Certificates may not be expected to receive distributions of principal prepayments on the mortgage loans included in the trust established for that series for a period of time and may not be expected to receive distributions of scheduled principal payments on these mortgage loans for a period of time, as described in any final term sheet for that class. In addition, after the expiration of this initial period for any class of Lockout Certificates for any series, that class of Lockout Certificates will receive a distribution of principal prepayments on the mortgage loans included in the trust established for that series that is smaller than that class's pro rata share and will receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share, as described in any final term sheet for that class, unless the Certificate Principal Balances of the Senior Certificates of that series, other than any Lockout Certificates and Class A-P Certificates, have been reduced to zero. Consequently, the weighted average lives of any class of Lockout Certificates of any series will be longer than would otherwise be the case. The effect on the market value of any class of Lockout Certificates of any series of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates of that series entitled to earlier principal distributions.

     PAC Certificates: Any class of PAC Certificates of any series will have been structured so that principal distributions will be made in the amounts determined by using the schedule for that class, assuming that prepayments on the mortgage loans included in the trust established for that series occur each month at a constant level within the applicable PAC targeted range, and based on other assumptions.

     There can be no assurance that funds available for distribution of principal on any class of PAC Certificates will result in the Certificate Principal Balance thereof equaling the planned principal balance for any distribution date. To the extent that prepayments on the mortgage loans in the related mortgage pool occur at a level below the applicable PAC targeted range, the funds available for principal distributions on any class of PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to the planned principal balance for that distribution date and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments on the mortgage loans in the related


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



mortgage pool occur at a level above the applicable PAC targeted range, after the amounts of any related Companion Certificates have been reduced to zero, the Certificate Principal Balance of any class of PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable PAC targeted range, will not ensure the distributions on any class of PAC Certificates of an amount that will result in the Certificate Principal Balance thereof equaling its planned principal balance on any distribution date because the balance of the Senior Principal Distribution Amount for that series remaining after distribution on any class of PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

     Investors in any class of PAC Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the mortgage loans in the related mortgage pool, and that the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Scheduled Principal Certificates: Any class of Scheduled Principal Certificates of any series will have been structured so that principal distributions will be made in the amounts determined by using the schedule for that class, assuming that prepayments on the mortgage loans included in the trust established for that series occur each month at the rate or rates assumed in developing the schedule, and based on other assumptions.

     There can be no assurance that funds available for distribution of principal on any class of Scheduled Principal Certificates will result in the Certificate Principal Balance thereof equaling the scheduled principal balance for any distribution date. To the extent that prepayments on the mortgage loans in the related mortgage pool occur at a level below the rate or rates assumed in developing the schedule, the funds available for principal distributions on any class of Scheduled Principal Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to the scheduled principal balance for that distribution date and the weighted average lives of the Scheduled Principal Certificates may be extended. Conversely, to the extent that prepayments on the mortgage loans in the related mortgage pool occur at a level above the rate or rates assumed in developing the schedule, after the amounts of any related Companion Certificates have been reduced to zero, the Certificate Principal Balance of any class of Scheduled Principal Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is at the rate or rates assumed in developing the schedule, will not ensure the distributions on any class of Scheduled Principal Certificates of an amount that will result in the Certificate Principal Balance thereof equaling its scheduled principal balance on any distribution date because the balance of the Senior Principal Distribution Amount for that series remaining after distribution on any class of Scheduled Principal Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

     Investors in any class of Scheduled Principal Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the mortgage loans in the related mortgage pool, and that the Certificate

Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Senior Support Certificates: If the Certificate Principal Balances of the Class M Certificates and the Class B Certificates of any series are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the mortgage loans included in the trust established for that series, and the timing thereof, because certain amounts of losses that would be allocable to the related class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that series. Investors in a class of Senior Support Certificates should consider whether such sensitivity is suitable to their investment needs.

     TAC Certificates: Any class of TAC Certificates of any series will have been structured so that principal distributions will be made in the amounts determined by using the schedule and the cash flow allocation provisions for that class, assuming that prepayments on the mortgage loans included in the trust established for that series occur each month at the constant level assumed in developing the targeted principal balances, and based on other assumptions.

     There can be no assurance that funds available for distribution of principal on any class of TAC Certificates will result in the Certificate Principal Balance thereof equaling its targeted principal balance for any distribution date. To the extent that prepayments on the mortgage loans in the related mortgage pool occur at a level below the constant level assumed in developing the targeted principal balances for that class, the funds available for principal distributions on any class of TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to its targeted principal balance for that distribution date and the weighted average lives of that class may be extended. Conversely, to the extent that prepayments on the mortgage loans in the related mortgage pool occur at a level above the constant level assumed in developing the targeted principal balances for that class, after the Certificate Principal Balance of any Companion Certificate has been reduced to zero, the Certificate Principal Balance of any class of TAC Certificates may be reduced below its targeted principal balance and the weighted average lives of that class may be reduced.

     Investors in any class of TAC Certificates should be aware that the stabilization provided by any class of Companion Certificates is sensitive to the rate of the mortgagor prepayments on the related mortgage loans, and that the Certificate Principal Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

     Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates of any series have been reduced to zero, the yield to maturity on the class of Class M Certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the mortgage loans included in the trust established for that series and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See "Class M-2 and Class M-3 Certificate Yield Considerations" below. If the Certificate Principal Balances of the Class M Certificates and the Class B Certificates of any series are reduced to zero, the yield to maturity of any Senior Support

Certificates of that series will be extremely sensitive to losses on the mortgage loans included in the trust established for that series, and the timing thereof, because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that series. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

     The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the mortgage loans included in the trust established for that series. The timing of Realized Losses on the mortgage loans included in the trust established for that series and the allocation of Realized Losses to the offered certificates of that series could significantly affect the yield to an investor in the offered certificates of that series. In addition, Realized Losses may affect the market value of the offered certificates of that series, even if these losses are not allocated to those offered certificates.

     As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the mortgage loans in the related mortgage pool, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates of any series are reduced to zero, delinquencies on the mortgage loans in the related mortgage pool to the extent not covered by Advances will affect the yield to investors on the Senior Certificates of that series, particularly any Senior Support Certificates of that series because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of Super Senior Certificates of that series will be borne by the related class or classes Senior Support Certificates to the extent those certificates are then outstanding, as and to the extent described in this term sheet supplement. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans in the related mortgage pool only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those losses. Consequently, after the Class B Certificates and the Class M Certificates of any series are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates of that series, other than the Class A-P Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans in the related mortgage pool. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates of any series if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage for that series or affects the allocation of prepayments among the Class M Certificates and Class B Certificates of that series.

     The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls on the mortgage loans included in the trust established for that series to the extent not covered by subordination or the master servicer, or, solely with respect to any Insured Certificates of that series, by the related policy and any applicable reserve fund as described in any applicable final term sheet for that series, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates of that series, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the related base prospectus and "Description of the Certificates--Interest Distributions" in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the related offered certificates and possible shortfalls in the collection of interest. Certain interest shortfalls on the mortgage loans included in the trust established for any series allocable to the Insured Certificates of that series will be covered by the related policy and any applicable reserve fund, as and to the extent described in any final term sheet for that series.

     The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this term sheet supplement. The financial guaranty insurance policy for any class of Insured Certificates of any series does not cover Prepayment Interest Shortfalls or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the master servicer, which will reduce the amount available to pay principal of and interest on the class or classes of certificates of that series with Certificate Principal Balances greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS, see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

Purchase Price

     In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related passthrough rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Pass-Through Rates

     The yields to maturity on the offered certificates of any series other than the Principal Only Certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans included in the trust established for any series and the pass-through rates on the offered certificates of that series, other than the Variable Strip Certificates, any Floating Rate Certificates and any Inverse Floating Rate Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass through rate on the Variable Strip Certificates for any series is based on the weighted average of the pool strip rates on the mortgage loans in the related mortgage pool and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

Floating Rate Certificate and Inverse Floating Rate Yield Considerations

     The yields to investors on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series will be sensitive to fluctuations in the level of the applicable index for that class described in any final term sheet for that class of certificates. The pass-through rates on the Floating Rate Certificates will vary with the applicable index and the pass-through rates on the Inverse Floating Rate Certificates will vary inversely with the applicable index. The pass-through rates any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series are subject to maximum and minimum pass-through rates, to the extent set forth in any final term sheet for that class of certificates, and are therefore limited despite changes in the applicable index in some circumstances. Changes in the level of the applicable index may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of the applicable index. Investors in any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series should also fully consider the effect on the yields on those certificates of changes in the level of the applicable index.

     The yields to investors on any class of Inverse Floating Rate Certificates of any series will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in the related mortgage pool, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans in the related mortgage pool will have an adverse effect on the yields to such investors and could result in the failure of investors in that class of Inverse Floating Rate Certificates to fully recover their initial investments.

     Because the rate of distribution of principal on the certificates of any series will be related to the actual amortization, including prepayments, of the mortgage loans in the related mortgage pool, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series are likely to differ from those assumed in any model, even if all the mortgage loans in the related mortgage pool prepay at the constant percentages of the prepayment assumption and the level of the applicable index specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans in the related mortgage pool are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans in the related mortgage pool and of any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series may result in yields being different from those assumed.

     There can be no assurance that the mortgage loans in the related mortgage pool will prepay at any particular rate or that the yield on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series will conform to the yields assumed at the time of purchase. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in the related mortgage pool could produce slower or faster principal distributions than indicated at various constant percentages of a prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the mortgage loans in the related mortgage pool under a variety of scenarios. Investors in any class of Inverse Floating Rate Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related mortgage pool could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yields on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Principal Only Certificate and Interest Only Certificate Yield Considerations

     Because the Principal Only Certificates of any series will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than


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



expected payments of principal, including prepayments, defaults, liquidations and purchases of the mortgage loans included in the trust established for that series due to a breach of a representation and warranty with respect to the Discount Mortgage Loans included in the trust established for that series, in the case of the Class A-P Certificates of that series, and with respect to the mortgage loans included in the trust established for that series, in the case of any other class of Principal Only Certificates of that series.

     The pre-tax yield to maturity on the Interest Only Certificates of any series will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans included in the trust established for that series in the case of the Class A-V Certificates of that series, and with respect to the mortgage loans included in the trust established for that series, in the case of any other class of Interest Only Certificates of that series, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates of any series should fully consider the risk that a rapid rate of prepayments on the applicable mortgage loans included in the trust established for that series could result in the failure of those investors to fully recover their investments.

     Any differences between the assumptions used in determining the purchase price for any class of Interest Only Certificates and Principal Only Certificates of any series and the actual characteristics and performance of the applicable mortgage loans included in the trust established for that series and of the Principal Only Certificates and Interest Only Certificates of that series may result in yields being different from those expected based on these assumptions.

     A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans included in the trust established for any series will have a material adverse effect on the pre-tax yield to maturity of the Class A-P Certificates of that series. The rate and timing of principal prepayments on the Discount Mortgage Loans included in the trust established for any series may differ from the rate and timing of principal prepayments on the mortgage pool for that series. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans included in the trust established for any series are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans included in the related mortgage pool. In addition, holders of the Class A-V Certificates of any series in most cases have rights to relatively larger portions of interest payments on mortgage loans included in the trust established for that series with higher mortgage rates; thus, the yield on the Class A-V Certificates of any series will be materially adversely affected to a greater extent than on the other offered certificates of that series if the mortgage loans in the related mortgage pool with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

     There can be no assurance that the mortgage loans included in the trust established for any series will prepay at any particular rate. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the applicable mortgage loans in the related mortgage pool under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the applicable mortgage loans in the related mortgage pool could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Class M-2 and Class M-3 Certificate Yield Considerations

     If the aggregate Certificate Principal Balance of the Class B Certificates of any series is reduced to zero, the yield to maturity on the Class M-3 Certificates of that series will become extremely sensitive to Realized Losses on the mortgage loans included in the trust established for that series and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates of that series.

     If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates of any series have been reduced to zero, the yield to maturity on the Class M-2 Certificates of that series will become extremely sensitive to Realized Losses on the mortgage loans included in the trust established for that series and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-2 Certificates of that series.

     Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on the Class M-2 and Class M-3 Certificates of any series, it is highly unlikely that the mortgage loans included in the trust established for that series will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and the Class M-3 Certificates of any series are likely to differ from those assumed. There can be no assurance that the mortgage loans in the related mortgage pool will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2 Certificates or the Class M-3 Certificates of any series will conform to the yields assumed. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in the related mortgage pool could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates of any series should fully consider the risk that Realized Losses on the mortgage loans included in the trust established for that series could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

     The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual

Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced with respect to the mortgage pool.

     The Residual Certificateholders of any series should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences" in the related base prospectus.

                        Pooling and Servicing Agreement

General

     The certificates for each series will be issued under a series supplement for that series, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of May 1, 2005, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and U.S. Bank National Association, as trustee. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. Except as may be set forth in any final term sheet for that series, the trustee will appoint Wells Fargo Bank, N.A. to serve as custodian for the mortgage loans included in the trust established for any series. The offered certificates of any series will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

     Under the pooling and servicing agreement of any series, transfers of Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

The Master Servicer

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates of any series under the pooling and servicing agreement for that series. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the related base prospectus.

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's published loan purchase criteria at the time of purchase by Residential Funding and were being master serviced by Residential Funding at the dates indicated. The tables set forth information for mortgage loans included in Residential Funding's servicing portfolio that generally conform to Residential Funding's "Jumbo A" program underwriting guidelines as described in the related base prospectus, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program described under "Mortgage Loan Program--Underwriting Standards" in the related base prospectus.

     As used in this term sheet supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

                    Jumbo A Program Delinquency Experience(1)

                                At December 31, 2000    At December 31, 2001    At December 31, 2002
                               ---------------------   ---------------------   ---------------------
                                By No.    By Dollar     By No.    By Dollar     By No.    By Dollar
                                 of       Amount of      of       Amount of      of       Amount of
                                Loans       Loans       Loans       Loans       Loans       Loans
                               -------   -----------   -------   -----------   -------   -----------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .......   156,842   $41,837,077   142,330   $38,092,093   104,754   $29,652,506
Period of Delinquency
   30 to 59 days ...........     2,147       488,965     1,968       469,058     1,391       350,118
   60 to 89 days ...........       336        72,625       327        75,698       256        59,355
   90 days or more (2) .....       307        68,860       333        76,136       277        67,047
Foreclosures Pending .......       340        81,219       350        91,964       333        80,326
                               -------   -----------   -------   -----------   -------   -----------
Total Delinquent Loans .....     3,130   $   711,669     2,978   $   712,856     2,257   $   556,846
                               =======   ===========   =======   ===========   =======   ===========
Percent of Loan Portfolio ..     1.996%        1.701%    2.092%        1.871%    2.155%        1.878%

                               At December 31, 2003   At December 31, 2004   At September 30, 2005
                               --------------------   --------------------   ---------------------
                               By No.    By Dollar    By No.    By Dollar     By No.    By Dollar
                                of       Amount of     of       Amount of      of       Amount of
                               Loans       Loans      Loans       Loans       Loans       Loans
                               ------   -----------   ------   -----------   -------   -----------
                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio .......   61,336   $19,562,648   51,674   $17,633.235    59,391   $21,551,073
Period of Delinquency
   30 to 59 days ...........      813       202,438      354       101,882       428       126,977
   60 to 89 days ...........      180        37,722       80        18,514        53        13,446
   90 days or more (2) .....      229        51,671       99        22,840        58        12,689
Foreclosures Pending .......      243        58,402      139        31,349        81        20,116
                               ------   -----------   ------   -----------    ------   -----------
Total Delinquent Loans .....    1,465   $   350,233      672   $   174,585       620   $   173,228
                               ======   ===========   ======   ===========    ======   ===========
Percent of Loan Portfolio ..    2.388%        1.790%   1.300%        0.990%    1.044%        0.804%

----------
(1)  The tables relate to the mortgage loans referred to above.

(2) The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         Jumbo A Program Reduced Documentation Delinquency Experience(1)

                               At December 31, 2000   At December 31, 2001   At December 31, 2002
                               --------------------   --------------------   --------------------
                               By No.    By Dollar    By No.    By Dollar    By No.    By Dollar
                                of       Amount of     of       Amount of     of       Amount of
                               Loans       Loans      Loans       Loans      Loans       Loans
                               ------    ----------   ------    ----------   ------    ----------
                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio .......   29,442    $5,424,670   26,174    $4,923,160   20,813    $4,388,764
Period of Delinquency
   30 to 59 days ...........      481        80,450      436        72,245      303        56,489
   60 to 89 days ...........       85        14,464       71        13,138       62        12,354
   90 days or more (2) .....       57        12,443       64        12,292       66        16,163
Foreclosures Pending .......       87        17,435       79        22,361       68        14,099
                               ------    ----------   ------    ----------   ------    ----------
Total Delinquent Loans .....      710    $  124,791      650    $  120,036      499    $   99,105
                               ======    ==========   ======    ==========   ======    ==========
Percent of Loan Portfolio ..    2.412%        2.300%   2.483%        2.438%   2.398%        2.258%

                               At December 31, 2003   At December 31, 2004   At September 30, 2005
                               --------------------   --------------------   ---------------------
                               By No.    By Dollar    By No.     By Dollar    By No.    By Dollar
                                of       Amount of     of        Amount of     of       Amount of
                               Loans       Loans      Loans        Loans      Loans       Loans
                               ------   -----------   ------    ----------   -------    ----------
                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio .......   15,134    $3,902,833   12,980    $3,701,651    15,742    $5,094,721
Period of Delinquency
   30 to 59 days ...........      221        45,326       80        18,542       124        33,777
   60 to 89 days ...........       38         7,098       21         4,011        11         2,806
   90 days or more (2) .....       55         9,585       15         2,980        12         2,089
Foreclosures Pending .......       53        11,232       26         5,253        15         3,018
                               ------    ----------   ------    ----------    ------    ----------
Total Delinquent Loans .....      367    $   73,241      142    $   30,786       162    $   41,690
                               ======    ==========   ======    ==========    ======    ==========
Percent of Loan Portfolio ..    2.425%        1.877%   1.094%        0.832%    1.029%        0.818%

----------
(1)  The tables relate to the mortgage loans referred to above.

(2) The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and mortgage loan loss experience of Residential Funding as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

                    Jumbo A Program Foreclosure Experience(1)

                                        At or for      At or for      At or for      At or for      At or for       At or for
                                        the year       the year       the year       the year       the year     the nine month
                                          ended          ended          ended          ended          ended       period ended
                                      December 31,   December 31,   December 31,   December 31,   December 31,    September 30,
                                          2000           2001           2002           2003           2004            2005
                                      ------------   ------------   ------------   ------------   ------------   --------------
                                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio ..............   $41,837,077    $38,092,093    $29,642,506    $19,562,648    $17,633,235     $21,551,073
Average Portfolio Balance .........   $41,712,987    $40,578,437    $34,185,451    $23,080,737    $17,999,485     $19,386,978
Foreclosed Loans (2) ..............   $    18,166    $    11,865    $    13,924    $     9,435    $     2,109     $     2,657
Liquidated Foreclosed Loans (3) ...   $    57,997    $    35,574    $    30,193    $    28,302    $    16,609     $     5,720
Foreclosed Loans Ratio ............         0.043%         0.031%         0.047%         0.048%         0.012%          0.012%
Gross Loss (4) ....................   $    16,608    $     9,085    $     5,871    $     5,331    $     2,922     $       852
Gross Loss Ratio ..................         0.040%         0.022%         0.017%         0.023%         0.016%          0.004%
Covered Loss (5) ..................   $     6,438    $     5,451    $     3,056    $     4,219    $     1,648     $       649
Net Loss (6) ......................   $    10,170    $     3,633    $     2,816    $     1,112    $     1,274     $       203
Net Loss Ratio ....................         0.024%         0.009%         0.008%         0.005%         0.007%          0.001%
Excess Recovery (7) ...............   $        39    $         5    $       108    $        18    $        68     $         0

         Jumbo A Program Reduced Documentation Foreclosure Experience(1)

                                        At or for      At or for      At or for      At or for      At or for       At or for
                                        the year       the year       the year       the year       the year     the nine month
                                          ended      period ended       ended          ended          ended       period ended
                                      December 31,   December 31,   December 31,   December 31,   December 31,    September 30,
                                          2000           2001           2002           2003           2004            2005
                                      ------------   ------------   ------------   ------------   ------------   --------------
                                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio ..............    $5,424,670     $4,923,160     $4,388,764     $3,902,833     $3,701,651      $5,094,721
Average Portfolio Balance .........    $5,497,288     $5,208,164     $4,572,334     $4,082,685     $3,702,764      $4,330,074
Foreclosed Loans (2) ..............    $    2,749     $      841     $    3,323     $    2,051     $      798      $      665
Liquidated Foreclosed Loans (3) ...    $   10,220     $     5253     $    3,685     $    5,319     $    2,680      $    2,412
Foreclosed Loans Ratio ............         0.051%         0.017%         0.076%         0.053%         0.022%          0.013%
Gross Loss (4) ....................    $    4,343     $    1,657     $    1,047     $    1,473     $      581      $      492
Gross Loss Ratio ..................         0.079%         0.032%         0.023%         0.036%         0.016%          0.011%
Covered Loss (5) ..................    $      895     $    1,202     $      462     $      884     $      227      $      429
Net Loss (6) ......................    $    3,449     $      456     $      585     $      589     $      353      $       62
Net Loss Ratio ....................         0.063%         0.009%         0.013%         0.014%         0.010%          0.001%
Excess Recovery (7) ...............    $       25     $        0     $        0     $        0     $       15      $        0

     (1) The tables above relate only to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

     (2) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

     (3) Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

     (4) Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.

     (5) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

     (6) Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

     (7) Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

     There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

Servicing and Other Compensation and Payment of Expenses

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. Except as is set forth in any final term sheet for that series, the servicing fees relating to each mortgage loan included in the trust established for any series will generally be at least 0.28% per annum and not more than 0.33% per annum of the outstanding principal balance of that mortgage loan. The servicing fees consist of (a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     Except as is set forth in any final term sheet for that series, the primary compensation to be paid to the master servicer for its master servicing activities will generally be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan included in the trust established for any series. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the master servicer in connection with its responsibilities under the related pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the related base prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

Reports to Certificateholders

     On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website. The address of the trustee's internet website can be obtained by contacting the trustee at (800) 934-6802. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders. The trustee will provide prior notification to the master servicer and the related certificateholders of any such modification with respect to any series.

Voting Rights

     There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. Except as is set forth in any final term sheet for any series, 1.0% of all voting rights will be allocated among holders of each class of Interest Only Certificates of that series, 1.0% of all voting rights will be allocated among the holders of all Residual Certificates of that series, and the remaining voting rights will be allocated among all holders of any other classes of that series in proportion to their then outstanding Certificate Principal

Balances. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

     Notwithstanding the foregoing, so long as there does not exist a failure by the Certificate Insurer to make a required payment under any financial guaranty insurance policy related to any class of Insured Certificates for any series, the Certificates Insurer shall have the right to exercise all rights of the holders of the Insured Certificates of that series under the related pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

Termination

     The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the related base prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans included in the trust established for any series is less than 10% of the aggregate principal balance of the mortgage loans included in the trust established for that series as of the cut-off date for that series, after deducting payments of principal due during the month of the cut-off date (whether or not received), either to purchase all remaining mortgage loans and other assets in the trust for that series, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans included in the trust established for that series, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

     Distributions on the certificates of any series relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates of that series. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates of that series if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Subject to any applicable limitation set forth therein, the financial guaranty insurance policy for any class of Insured Certificates of any series will cover any such shortfall on that series allocated to those Insured Certificates. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates of that series, the sum of the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates of that series, on their

Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates of any series, the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

     Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the Principal Only Certificates of that series, Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable passthrough rate, or, with respect to the Interest Only Certificates, Accrued Certificate Interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates of that series will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates of that series outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

                    Material Federal Income Tax Consequences

     Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will render an opinion, with respect to each series of certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the trust established for any series will qualify as one or more REMICs under the Internal Revenue Code.

     For federal income tax purposes:

     o the Class R Certificates of a series will constitute a class of "residual interests" in a REMIC; and

     o each class of Senior Certificates, other than the Class R Certificates, and the Class M Certificates and the Class B Certificates of any series will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of a REMIC.

     See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

     For federal income tax purposes, each class of offered certificates of any series may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, on any class of any series for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans included in the trust established for that series will prepay at a rate equal to the prepayment speed assumption set forth in any final term sheet for that series. No representation is made that the mortgage loans included in the trust established for that series will prepay at that rate or at any other rate. See

"Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the related base prospectus.

     The holders of offered certificates will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

     The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates of any series will be reported to the IRS and the related certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

     If the method for computing original issue discount described in the term sheet supplement results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate of any series may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the related certificateholders and the IRS.

     Some of the classes of offered certificates of any series may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of any series of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

     The offered certificates of any series will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates of any series will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered


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certificates of any series, other than any Residual Certificates, will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates of any series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate of that series pursuant to the right of the master servicer to repurchase the offered certificates of that series may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the related base prospectus.

     For further information regarding federal income tax consequences of investing in the offered certificates of any series, see "Material Federal Income Tax Consequences--REMICs" in this term sheet supplement and in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

     The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates of any series. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement for any series includes other provisions regarding the transfer of Residual Certificates of that series, including:

     o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee is not a disqualified organization;

     o the requirement that the transferor is not acquiring the Residual Certificate on behalf of a disqualified organization;

     o the requirement that the transferor will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

     o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

     o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement for any series, the Residual Certificates of that series may not be transferred to non-United States persons.

     The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant


                                      S-87





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purpose of the transfer was to impede the assessment or collection of tax."
Based on the REMIC regulations, the Residual Certificates of any series may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates of any series may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the related Residual Certificates. All transfers of the Residual Certificates of any series will be restricted in accordance with the terms of the pooling and servicing agreement for that series that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

     The Residual Certificateholders of any series may be required to report an amount of taxable income with respect to, in particular, the earlier accrual periods of the term of the related REMIC of that series that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders of any series should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.


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     An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

     On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

     Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

     Purchasers of the Residual Certificates of any series are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates of any series, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

                        State and Other Tax Consequences

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates of any series. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                 Use of Proceeds

     The net proceeds from the sale of the offered certificates of any series to the underwriter or the underwriters for any series will be paid to the depositor. The depositor will use the

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proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes. However, the depositor will not receive any proceeds from the sale of the offered certificates of any series in market-making transactions by Residential Funding Securities Corporation, an affiliate of the depositor. See "Method of Distribution" in this term sheet supplement.

                             Method of Distribution

     In accordance with the terms and conditions of any related underwriting agreement for any series, each underwriter set forth in any final term sheet for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class set forth in any final term sheet for that series and will agree to purchase and the depositor to sell each applicable class of those Senior Certificates and Class M Certificates, except that a de minimis portion of the Residual Certificates of that series will be retained by Residential Funding. Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten certificates for that series. It is expected that delivery of the underwritten certificates for any series, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series, other than the de minimis portion retained by Residential Funding, will be made at the offices of the applicable underwriter on the closing date for that series, against payment therefor in immediately available funds.

     In connection with the underwritten certificates of any series, each underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

     Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates of that series is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the underwritten certificates of any series by any applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series.

     The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series may be deemed to be underwriters of that series and any profit on the resale of the underwritten certificates of that series positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     Unless purchased by an underwriter as described in any final term sheet for that series, the Class A-V Certificates and Class A-P Certificates of any series may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from any sale of the Class A-V Certificates or Class A-P Certificates of any series will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

     There is currently no secondary market for the offered certificates. The underwriter for any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under "Description of the Certificates--Reports to Certificateholders" and in this term sheet supplement under "Pooling and Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                 Legal Opinions

     Certain legal matters relating to the certificates of any series will be passed upon for the depositor and Residential Funding Securities Corporation, if it is an underwriter of that series, by Mayer, Brown, Rowe & Maw LLP, New York, New York and for any underwriters of that series other than Residential Funding Securities Corporation, by Sidley Austin Brown & Wood LLP, New York, New York.

                                    Ratings

     It is a condition of the issuance of the offered certificates of any series that each class of offered certificates of that series be assigned at least the ratings designated in the final term sheet for that class of certificates by one or more rating agencies including by Standard & Poor's, a

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division of The McGraw-Hill Companies, Inc., or S&P, Moody's Investors Service,
Inc. or Moody's, or Fitch Ratings, or Fitch.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor's ratings on the offered certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the related pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the related mortgage loans and the structure of the transaction as described in related pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the related mortgage loans. Further, the ratings on the Interest Only Certificates of any series do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates of any series only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates of any series only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on any Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on any Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on any class of Residual Certificates only addresses the return of its Certificate Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

     Except as is otherwise set forth in the prospectus supplement for that series, the ratings by each rating agency rating a class of Insured Certificates of any series will be determined without regard to the related financial guaranty insurance policy.

     There can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

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     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Interest Only Certificates of any series do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                Legal Investment

     Any final term sheet for any series will set forth the offered certificates of that series which will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     One or more classes of the offered certificates of any series may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the related base prospectus.


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                              ERISA Considerations

     A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of the offered certificates of any series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates of any series, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the related base prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Each beneficial owner of Class M Certificates of any series or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that either (i) it is not an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch or (iii)
(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate of any series or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Class M Certificate of any series or any interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust for that series from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates of any series, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

     o    is permissible under applicable law;


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     o    will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactment); and

     o will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

     Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates of any series on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the related base prospectus.

     The sale of any of the offered certificates of any series to an ERISA plan is in no respect a representation by the depositor or the underwriter of that Certificate that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.


                                      S-95





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                 Residential Funding Mortgage Securities I, Inc.

              Mortgage Pass-Through Certificates for the S Program

                              (Issuable in Series)

                              Term Sheet Supplement

You should rely only on the information contained or incorporated by reference in this term sheet supplement, any final term sheet for the relevant series and the related base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.